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                                                                    EXHIBIT 10.3
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                              EMPLOYMENT AGREEMENT

                      Vice President of Strategic Alliances

THIS AGREEMENT made and entered into effective as of March 15, 2006 ("Effective Date") by and between The Family Post, Inc., a California Corporation with a principal place of business located at 1 Peters Canyon, Suite 150, Irvine, California 92606 ("Company"), and Samir Patel, an individual residing at 31 East MacArthur Crescent, Santa Ana, CA 92707 ("Employee");


         1. TERM. Subject to the provisions for termination hereinafter set forth, the employment is "At Will" and may be terminated at any time by either party, with or without written notice.

         2. DUTIES. During the employment, the Employee shall perform in the role as a Vice President of Strategic Alliances for the Company, the details of which shall be assigned to him by the Chief Executive Officer of the Company ("CEO"). Starting salary will be $36,000.

         3. FUND RAISING FEES. During the Term and for the due and faithful performance of the services contemplated by this Agreement, the Company will pay the Consultant a fund raising fee in the amount of seven and a half percent (7.5%) per one hundred thousand dollars ($100,000) of new capital that is invested into the Company as a result of the efforts of the Consultant and twenty five thousand (25,000) vested options.

          5. STOCK OPTIONS Further, upon execution of this Agreement, the Consultant shall receive a grant of non-qualified stock options to purchase Company common stock on the terms and conditions reflected on that related "Independent Contractor Stock Option Agreement" attached hereto as "Exhibit A."




         COMPANY                                             EMPLOYEE

THE FAMILY POST, INC.
A California corporation


By_______________________                             __________________________
     Michael A. Sawtell, CEO                              Samir Patel




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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


         Agreement made as of the 15th day of March 2006, between The Family Post, Inc., a California corporation (the "Company"), and Samir Patel ("Grantee").

                  i. Grant of Option. The Company hereby grants to Grantee, as of the date of grant specified above, a nonqualified option to purchase three hundred thousand (300,000) shares of common stock, no par value, (the "Common Stock"), of the Company (which number of shares may be adjusted pursuant to Paragraph v below) at twenty cents ($.20) per share, subject to the terms and conditions set forth herein.

                  ii. Exercise of Options. Subject to the earlier termination of the option as provided herein, the option may be exercised as provided for in this paragraph and in paragraph vii, herein. Unless a Change in Control (as defined in Section v) occurs, such option shall not be exercisable for more than twenty five percent (25%) of the aggregate number of shares covered by this option multiplied by the number of full nine month periods of employment from the date of grant thereof to the date of such exercise, in accordance with the following schedule.

                              Cumulative Percentage
   Full Nine Month Periods of Employment     % of Shares That May Be Exercisable

           1 but less than 2                                25%
           2 but less than 3                                50%
           3 but less than 4                                75%
           4  or more                                      100%

                  An option may not be exercised for a fraction of a share of Common Stock

                  iii. Conditions to Exercise. The option may not be exercised by Grantee unless all of the following conditions are met:

                           (i) Legal counsel for the Company must be satisfied
                  at the time of exercise that the issuance of shares of Common Stock upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Act") and applicable United States federal, state, local and foreign laws;

                           (ii) Grantee must pay in United States dollars at the
                  time of exercise the full purchase price for the shares of Common Stock being acquired hereunder.

                            (iii) Grantee must, at all times during the period
                  beginning with the grant date of the option and ending on the date of such exercise, have been retained by the Company as an independent contractor


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                           iv. Transferability. The option may not be sold,
                  assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, and may be exercised only the Grantee during his lifetime.

                           v. Adjustments. In the event of any change in the
                  number of shares of Common Stock outstanding by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, sale by the Company of all or part of its assets, distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event occurring after the grant date specified above and prior to its exercise in full, the number and kind of shares of Common Stock or other property for which the option may then be exercised and the option price per share may or may not be adjusted so as to reflect such change, all as determined by the Company in its sole discretion. In the event of the proposed dissolution or liquidation of the Company, the option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Company. In the event of a Change in Control, as defined herein, restrictions on the option shall lapse to allow Grantee to be immediately vested in the right to purchase the amount of One Hundred and Fifty Thousand (150,000) shares in total, or, if smaller, the amount of shares required to bring Grantee's ownership up to a total of One Hundred and Fifty Thousand (150,000) shares if there shall have been prior purchases. This special vesting provision shall be effective immediately prior to the effective date of the Change of Control. The option shall terminate upon consummation of the Change in Control, unless otherwise provided by the Company. For purposes of this Agreement, a Change in Control shall mean a sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation.

                           vi. Income Tax Consequences. The Company and Grantee
                  understand that the option granted herein is a "Non-Qualified Stock Option" pursuant to the Internal Revenue Code, and, as such, Grantee shall be deemed to have received compensation, and shall be taxed at ordinary income rates at the time the option is exercised for the difference between the purchase price of the shares and the fair market value (as defined herein) of those shares at the time of purchase. Grantee acknowledges that he will be liable for the tax on this transaction, and that the Company shall add such compensation to the Form 1099 to be issued to the Grantee at the end of each year. For purposes of determining the compensation element of the purchase, "Fair Market Value" shall mean, as of any specified date, the average of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no sales prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Common Stock on the most recent date of which the Common Stock was publicly traded. In the event the Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Company in such manner as it deems appropriate.


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                           vii. Method of Exercise. This Option shall be
                  exercisable by written Notice to the Company. The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such shares of Common Stock as may be required by the Company as may be necessary in order for the Company to comply with applicable laws, rules and regulations. The Notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Notice must be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by payment of the exercise price.

                           viii. Administration. Any action taken or decision
                  made by the Company's board of directors or the compensation committee of the board or their delegates arising out of or in connection with the construction, administration, interpretation or effect of the Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee.

                           ix. No Rights as Stockholder. Unless and until a
                  certificate or certificates representing such shares of Common Stock shall have been issued to Grantee, Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued to Grantee.

                           x. Investment Representation. Grantee hereby
                  acknowledges that the shares of Common Stock which Grantee may acquire by exercising the option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in any manner without consent of the Company

                           xi. Rights of Participants. Neither this Agreement
                  nor the grant of options creates any rights in Grantee to continue to be retained as an independent contractor and the Company shall have no liability for terminating its relationship with the Grantee.

                           xii. Notices. Any notice hereunder to the Company
                  shall be addressed to , the Company at the Company's last known address of record, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other



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                  address. Any notice shall be deemed to have been duly given when delivered personally, by facsimile (receipt verified) or enclosed in a properly sealed envelope, addressed as set forth above, and deposited (with first class postage prepaid) in the United States mail.

                           xiii Counterparts. This Agreement may be executed in
                  one or several counterparts, each of which shall constitute one and the same instrument.

                           xiv. Binding Effect. This Agreement shall be binding
                  upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

                           xv. Governing Law. The validity, construction,
                  interpretation, administration and effect of this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of California.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


         COMPANY                                              GRANTEE

THE FAMILY POST, INC.
A California corporation


By_______________________                             __________________________
     Michael A. Sawtell, CEO                              Samir Patel



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